Exhibit 99.1

RealD Inc. Reports Financial Results for First Quarter of Fiscal 2012

LOS ANGELES (July 28, 2011) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its first quarter of fiscal 2012 ended June 24, 2011.

First Quarter Ended June 24, 2011

GAAP Results — Revenue

•                  Net license revenue was a record $35.7 million, an increase of 39% from $25.7 million in the first quarter of fiscal 2011.

•                  Net license revenue for the prior-year quarter is net of $0.5 million in motion picture exhibitor stock option expense (a contra revenue item).  All exhibitor stock options vested in fiscal 2011 and, as a result, there was no additional exhibitor stock option expense in the just-completed first quarter of fiscal 2012 nor do we expect there will be in future periods.

•                  Net license revenue comprised 60% of net revenue versus 40% of net revenue in the first quarter of fiscal 2011.

•                  Product and other revenue was $23.8 million, a decrease from $38.8 million in the first quarter of fiscal 2011.  The decline is partially attributable to an increasing number of international consumers returning to the cinema with RealD eyewear purchased at a previous RealD 3D showing.

•                  Product and other revenue comprised 40% of net revenue versus 60% of net revenue in the first quarter of fiscal 2011.

•                  Net revenue, which includes net license revenue and product and other revenue as referenced above, was $59.6 million compared to $64.5 million in the first quarter of fiscal 2011.

GAAP Results — Profitability Measures and Balance Sheet

•                  GAAP net income attributable to common stockholders was a record $9.6 million, or $0.17 per diluted share, representing an increase of 226% from $2.9 million, or $0.09 per diluted share, in the first quarter of fiscal 2011.

•                  The Company’s profitability benefited from a $10.9 million improvement in product and other gross profit to $6.0 million from a negative $4.8 million in the first quarter of fiscal 2011.

•                  Gross margin increased significantly to 59% from 28% in the first quarter of fiscal 2011 and reflects the higher mix of net license revenue and improved product and other gross profit referenced above.

•                  The Company’s balance sheet at June 24, 2011 included total cash and cash equivalents of $18.9 million and total debt of $26.7 million.  The Company had $25 million available on its line of credit at June 24, 2011.

Non-GAAP Results

•                  Adjusted EBITDA was a record $26.1 million, an increase of 137% from $11.0 million in the first quarter of fiscal 2011.

•                  Adjusted EBITDA increased to 44% of net revenue from 17% of net revenue in the first quarter of fiscal 2011.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures”, which includes a reconciliation to its most comparable GAAP measure, net income.

“Continued growth in 3D box office receipts, led by the outperformance of international markets, contributed to RealD’s strong financial results for the quarter,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “We achieved record results in GAAP net income attributable to common stockholders and Adjusted EBITDA, which increased 226% and 137% year-over-year, respectively, underscoring the operating leverage inherent in our business model.”

Key Metrics and International Revenue Statistics

•                  International markets generated 58% of net license revenue in the first quarter of fiscal 2012 compared to 35% of net license revenue in the first quarter of fiscal 2011.

•                  As of June 24, 2011, the Company had deployed approximately 17,500 RealD-enabled screens, an increase of 133% from approximately 7,500 screens at June 25, 2010, and an increase of 2,500 screens, or 17%, from approximately 15,000 screens at March 25, 2011.

•                  Domestic screens (U.S. and Canada) were approximately 10,300 and international screens were approximately 7,200 at June 24, 2011.

•                  Total locations with RealD-enabled screens at June 24, 2011 were approximately 4,800, including approximately 2,500 domestic locations and approximately 2,300 international locations.

Recent Business Highlights

•                  In July 2011, RealD and Cinemark Holdings, Inc. (NYSE: CNK) announced the expansion of their 3D cinema relationship with a commitment for up to 1,500 additional RealD 3D-enabled screens to be installed across the Cinemark circuit in North America and Latin America.

•                  In July 2011, RealD and AMC Entertainment announced an agreement to equip up to 1,000 additional screens with RealD 3D technology across the AMC circuit in the United States and Canada.

•                  RealD was granted 10 patents and filed 24 patent applications during the quarter ended June 24, 2011.  The Company’s intellectual property (IP) portfolio at June 24, 2011 included a total of 132 patents issued and 247 patents pending.

•                  In May 2011, RealD and Samsung Electronics LCD Business announced a license agreement to make available to consumer electronics manufacturers panels featuring a new jointly developed 3D display technology, which delivers full resolution 3D images to each eye utilizing RealD 3D cinema glasses.  Introduced in January 2011 at CES, initial panels for PC monitors are expected to be available by early 2012 and for TVs after the commercialization of PC monitors.

3D Theatrical Release Schedule for Fiscal 2012 Ending March 23, 2012

(As of July 28, 2011 — Domestic)

Fiscal Q1 2012	Film	Domestic Release Date
	Rio	4/15/2011
	Hoodwinked Too! Hood vs. Evil	4/29/2011
	Thor	5/6/2011
	Priest	5/13/2011
	Pirates of the Caribbean: On Stranger Tides	5/20/2011
	Kung Fu Panda 2	5/26/2011
	Green Lantern	6/17/2011
	Cars 2	6/24/2011

Fiscal Q2 2012	Film	Domestic Release Date
	Transformers: Dark of the Moon	6/29/2011
	Harry Potter and the Deathly Hallows Part 2	7/15/2011
	Captain America: The First Avenger	7/22/2011
	The Smurfs	7/29/2011
	Glee Live!	8/12/2011
	Final Destination 5	8/12/2011
	Spy Kids 4: All the Time in the World	8/19/2011
	Conan the Barbarian	8/19/2011
	Fright Night	8/19/2011
	Shark Night 3D	9/2/2011
	Lion King 3D	9/16/2011
	Dolphin Tale 3D	9/23/2011

Fiscal Q3 2012	Film	Domestic Release Date
	Three Musketeers	10/21/2011
	Puss in Boots	11/4/2011
	A Very Harold & Kumar 3D Christmas	11/4/2011
	Immortals	11/11/2011
	Happy Feet 2	11/18/2011
	Arthur Christmas	11/23/2011
	Piranha 3DD	11/23/2011
	Hugo Cabret	11/23/2011
	The Darkest Hour	12/23/2011
	The Adventures of Tintin: The Secret of the Unicorn	12/23/2011

Fiscal Q4 2012	Film	Domestic Release Date
	Underworld 4: Awakening	1/20/2012
	Journey 2: The Mysterious Island	1/27/2012
	Star Wars: Episode 1: The Phantom Menace (re-release)	2/10/2012
	Ghost Rider: Spirit of Vengeance	2/17/2012
	Dr. Suess’ The Lorax	3/2/2012
	Hansel & Gretel: Witch Hunters	3/2/2012
	John Carter	3/9/2012

Source: Rentrak

Conference Call Information

Members of RealD management will host a conference call to discuss the Company’s financial results for the first quarter ended June 24, 2011 beginning at 4:30 pm ET (1:30 pm PT), today, July 28, 2011.  To access the call via telephone, interested parties should dial (877) 941-1428 (U.S.) or (480) 629-9665 (International) ten minutes prior to the start time and use conference ID 4457036.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (877)-870-5176, or (858) 384-5517 for international callers. The conference ID for the telephone replay is 4457036.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for fiscal 2012 ending March 23, 2012, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2011 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA as a supplemental measure of its performance.   The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of the company’s core operating performance.

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the Company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2011 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended
	June 24,	June 25,
	2011	2010

Revenue:
License	$35,711	$25,728
Product and other	23,849	38,792
Total revenue	59,560	64,520
Cost of revenue:
License	6,416	2,995
Product and other	17,825	43,623
Total cost of revenue	24,241	46,618
Gross profit	35,319	17,902
Operating expenses:
Research and development	4,645	2,979
Selling and marketing	7,229	4,105
General and administrative	8,430	6,230
Total operating expenses	20,304	13,314
Operating income	15,015	4,588
Interest expense	(211)	(519)
Other income (loss)	(150)	6,610
Income before income taxes	14,654	10,679
Income tax expense	5,252	827
Net income	9,402	9,852
Net (income) loss attributable to noncontrolling interest	193	(1,060)
Accretion of preferred stock	—	(3,838)
Undistributed earnings attributable to preferred stockholders	—	(2,008)
Net income attributable to RealD Inc. common stockholders	$9,595	$2,946

Earnings per common share:
Basic	$0.18	$0.12
Diluted	$0.17	$0.09

Shares used in computing earnings per common share:
Basic	53,955	24,691
Diluted	57,781	31,073

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	June 24,	March 25,
	2011	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,892	$16,936
Accounts receivable, net	50,315	50,676
Inventories	61,369	54,971
Deferred costs — eyewear	2,235	49
Deferred income taxes	—	1,029
Income taxes receivable	—	139
Prepaid expenses and other current assets	960	1,734
Total current assets	133,771	125,534
Property and equipment, net	7,978	7,889
Cinema systems, net	141,159	122,226
Digital projectors, net-held for sale	10,142	10,475
Goodwill	10,657	10,657
Other intangibles, net	1,874	1,918
Deferred income taxes	817	—
Other assets	3,413	1,448
Total assets	$309,811	$280,147
Liabilities and equity
Current liabilities:
Accounts payable	$52,545	$58,713
Accrued expenses and other liabilities	30,966	40,118
Deferred revenue	15,740	14,176
Credit facility agreement	25,000	—
Deferred income taxes	701
Income taxes payable	4,063	—
Current portion of long-term debt	1,716	2,291
Total current liabilities	130,731	115,298
Deferred revenue, net of current portion	15,463	14,106
Other long-term liabilities, customer deposits and virtual print fee liability	5,728	4,533
Long-term debt, net of current portion	—	19
Deferred income taxes	—	1,091
Commitments and contingencies
Equity
Common stock	296,291	292,904
Accumulated deficit	(139,985)	(149,580)
Total RealD Inc. stockholders’ equity	156,306	143,324
Noncontrolling interest	1,583	1,776
Total equity	157,889	145,100
Total liabilities and equity	$309,811	$280,147

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

	Three months ended
	June 24,	June 25,
	2011	2010

Net income	$9,402	$9,852
Add (deduct):
Interest expense	211	519
Income tax expense	5,252	827
Depreciation and amortization	6,098	2,668
Other (income) loss (1)	150	(6,610)
Share-based compensation expense (2)	2,899	656
Exhibitor option expense (3)	—	492
Impairment of assets and intangibles (4)	118	131
Sales and use tax (5)	1,490	2,145
Property tax (6)	436	206
Management fee (7)	—	88
Adjusted EBITDA	$26,056	$10,974

(1)   Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gains from the sale of digital projectors.

(2)   Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units to employees, officers and directors.

(3)   Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as motion picture exhibitor option expense/contra revenue in the consolidated financial statements.

(4)   Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.

(5)   Represents taxes incurred by us for cinema license and product revenue.

(6)   Represents property taxes on RealD Cinema Systems and digital projectors.

(7)   Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which was terminated upon the completion of our initial public offering).